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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]
                                January 3, 2001


TiVo Inc.
2160 Gold Street
P.O. Box 2160
Alviso, California 95002

          Re:  $75,000,000 Aggregate Offering Price
               of Securities of TiVo Inc.
               --------------------------

Ladies and Gentlemen:

          In connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by TiVo Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

          You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $75,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $0.001 per share (the "Preferred Stock"), (iii) shares of common stock, par value $0.001 per share (the "Common Stock"), or (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock or into another series of Debt Securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of
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TiVo Inc.
January 3, 2001
Page 2

Common Stock or another series of Preferred Stock. The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the "Trustee") in the form attached as
Exhibit 4.3 to the Registration Statement, as such indenture may be supplemented from time to time (the "Indenture").

          In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 1 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          1. When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, and (ii) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (v) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (vi) assuming that the Debt
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TiVo Inc.
January 3, 2001
Page 3

Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2. When (i) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (c) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and (d) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) upon the exercise of any Warrants exercisable for Preferred Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

          3. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the
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TiVo Inc.
January 3, 2001
Page 4

Company and (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common Stock duly issued
(a) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (b) upon the exercise of any Warrants exercisable for Common Stock or (c) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

          4. When (i) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, (ii) the applicable warrant agreement (the "Warrant Agreement") between the Company and a financial institution identified therein as warrant agent (each a "Warrant Agent") has been duly authorized, executed and delivered, (iii) the Warrants have been duly established in accordance with the terms of the Warrant Agreement and applicable law and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of the Warrants, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, in order to issue the shares which are issuable upon exercise of the Warrants, (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and upon adoption by the Board of Directors of the Company of a resolution in form and content required by applicable law and upon issuance and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          5. When (i) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (ii) the Indenture has been duly executed and delivered by the Company and the Trustee, and (iii) the Debt Securities have been duly executed and delivered by all parties thereto, and (iv) assuming that the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (v) assuming that the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (vi) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the
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TiVo Inc.
January 3, 2001
Page 5

Prospectus and the related Prospectus Supplement(s), the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          The opinions set forth in paragraphs 1, 4 and 5 relating to the enforceability of the Debt Securities, the Warrants and the Indenture are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
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TiVo Inc.
January 3, 2001
Page 6

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                              Very truly yours,



                              /s/ Latham & Watkins